EXHIBIT 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

TIX CORPORATION REPORTS 2007 YEAR-END RESULTS AND MILESTONES -- Revenues Climb More Than Threefold For Year; Acquisitions Enhance Entertainment Business Synergies --

STUDIO CITY, CALIFORNIA—March 31, 2008— TIX Corporation (OTCBB: TIXC) today reported results for the year ended December 31, 2007, reflecting continued sales strength derived from its core discount ticketing operation in Las Vegas and the benefits of two strategic acquisitions to broaden its entertainment business.

Revenue for the 2007 fourth quarter increased almost fourfold to $6.4 million from $1.6 million a year earlier. For the same period, the company reported a net loss of $1.1 million, or $0.04 per share, compared with a net loss of $177,000, or $0.01 per share, last year. Factors contributing to the revenue increase and net loss are discussed below.

Revenue for the twelve months increased more than threefold to $18.6 million from $5.4 million a year earlier, reflecting strength of its discount and premium ticketing businesses and contributions from the company’s acquisition of Exhibit Merchandising, completed in August 2007. For the year, the company reported a net loss of $16.3 million, or $0.70 per share, compared with net income of $39,000, or $0.0 per share, a year earlier. Financial results for 2007 include $14.2 million related to non-cash equity compensation, of which $10.9 million was recorded as selling and marketing expenses and primarily associated with two-to-four year consulting contracts intended to assist in developing strategic relationships with producers, presenters and entertainment events to support current and future operations. The remaining $3.3 million was recorded in general and administrative expenses related to stock and stock options to employees and consultants.

“Revenue growth for 2007 reflects solid performance derived from the company’s Tix4Tonight same-day, discount ticket operation in the Las Vegas market, as well as additional value-added products of providing new services to customers -- such as discount dining reservations and discount golf tee-times purchases. Sales activity in 2007 was bolstered by an expanding roster of discount shows and five high-pedestrian traffic locations in Las Vegas,” said Mitch Francis, chief executive officer of Tix Corporation.

He noted the company’s acquisition in March 2007 of John’s Tickets, a national premium ticket brokerage, has now been integrated, enabling Tix Corporation to expand its ticket services beyond the Las Vegas market, operating under the Tix4AnyEvent.com banner.

The company’s newest division, Tix Productions, is comprised of Magic Arts and Entertainment, acquired in February 2008, and New Space Entertainment, acquired in March 2008. This division produces and promotes live entertainment throughout the United States and Canada. “Tix Corporation has developed into an integrated entertainment company, operating three complementary business units -- Tix4Tonight, Exhibit Merchandising and Tix Productions. We are aggressively beginning to capitalize on the available opportunities derived from these complementary businesses in order to further enhance each division and benefit the growth potential of our entire organization,” Francis said.

He noted that the value of discount tickets sold through its discount ticket operation in Las Vegas increased 45 percent to $33.2 million in 2007, with the number of tickets purchased climbing 24 percent to 714,000 - representing $7.5 million in fees and commissions for the company. He added that the company opened its fifth ticket location in Las Vegas in 2007 near the MGM Grand Hotel and just behind the world famous giant glass Coke bottle site.

He also highlighted the incremental revenue contributions derived from its Exhibit Merchandising acquisition - which operates retail specialty stores for touring museum exhibitions, citing the successful opening of its first foreign exhibit gift shop for the touring Tutankhamum and the Golden Age of Pharaohs at the O2 Dome in London and a second King Tut exhibit recently opened in Vienna.

Business Outlook*

	2008			2009

Gross revenues	$42,000,000	to	$47,000,000	$58,000,000	to	$62,000,000
Net income	$2,750,000	to	$3,250,000	$7,500,000	to	$8,500,000
Adjustments:
Income taxes	859,000		1,016,000	2,344,000		2,656,000

Amortization and depreciation	3,670,000		3,670,000	3,670,000		3,670,000

Interest income	200,000		200,000	400,000		400,000
Earnings before interest, taxes depreciation and amortization	$7,479,000	to	$8,136,000	$13,914,000	to	$15,226,000

Estimated basic weighted average shares outstanding	33,000,000		33,000,000	34,000,000		34,000,000

The company indicated that 2008 projections are based solely on its current business activities.

*The above Business Outlook discussion is based on the following key assumptions:

•	The level of economic activity in the United States will not significantly deteriorate beyond current levels.

•	The company’s Las Vegas discount ticket operation will maintain its market position.

•	The company will be able to utilize a portion of its net operating loss carry forwards to offset its projected tax liabilities in the United States.

•	The exhibitions associated with the company’s activities will meet projected levels of attendance.

•	The company will be able to retain and add to its current list of touring Broadway plays it promotes, as well as retain and expand the live entertainment it represents.

Teleconference and Web Cast

Mitch Francis, president and chief executive officer, and Matt Natalizio, chief financial officer, will host an investor conference call today at 8:30 a.m. Pacific Time to discuss the company’s operations, growth strategy and guidance for 2008.

The call will be open to all interested investors either through a live audio Web broadcast via the Internet at www.tixcorp.com or live by calling (877)-627-6566 (domestic) or (719)-325-4934 (international). For those who are not available to listen to the live broadcast, the call will be archived on Tix Corporation’s website.

About TIX Corporation

Tix Corporation is an integrated entertainment organization offering ticketing services, event merchandising and concert and theatrical productions. It currently operates five prime locations in Las Vegas under the Tix4Tonight marquee- offering up to a 50 percent discount for same-day shows, concerts, attractions and sporting events. It also offers discount products for golf and dining at its sales locations in Las Vegas. The company also offers premium tickets to concerts, theater and sporting events throughout the United States. Its Exhibit Merchandising operation is engaged in branding, product merchandise development and sales activities related to museum exhibitions and other events -- including the King Tutankhamen and Real Pirates tours, selling themed souvenir memorabilia and collector’s items in specialty stores in conjunction with the specific events and venues. The company’s newest division is dedicated to concert and live theatrical promotion and production of events throughout the United States, Canada and Europe.

Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties. These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are discussed in the company's various filings with the Securities and Exchange Commission. The company assumes no obligation to update these forward-looking statements.

(Financial Tables Follow)

# # #

TIX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statement of Operations:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(audited)

Revenue	$6,406,000	$1,626,000	$18,567,000	$5,388,000
Cost of Revenue	3,554,000	655,000	11,672,000	2,173,000
Operating Expenses:
Direct operating expenses
Selling, general and administrative, corporate	2,935,000	1,115,000	21,592,000	3,773,000
Depreciation and Amortization	1,051,000	45,000	1,668,000	164,000
	7,540,000	1,815,000	34,932,000	6,110,000
Operating income (loss)	(1,134,000)	(189,000)	(16,365,000)	(722,000)
Operating margin

Other income	(4,000)	-	28,000	37,000
Gain on settlement with lender	-	(1,000)	-	1,078,000
Gain on settlement of debt	-	12,000	-	12,000
Write-off deferred offering costs	-	-	-	(58,000)
Interest income	24,000	8,000	96,000	16,000
Interest expense	(5,000)	(7,000)	(104,000)	(329,000)

Other expense (income) - net	15,000	12,000	20,000	756,000
Income (loss) before income taxes	(1,119,000)	(177,000)	(16,345,000)	34,000
Income tax expense (benefit):
Income from discontinued operations, primarily
non-cash gain resulting from settlement of debts	-	-	-	5,000
	-	-	-	5,000

Net Income (loss)	$(1,119,000)	$(177,000)	$(16,345,000)	$39,000

Net Income (loss) per common share - basic	$(0.04)	$(0.01)	$(0.70)	$-

Net Income (loss) per common share - diluted	$(0.04)	$(0.01)	$(0.70)	$-

Weighted average common shares outstanding
Basic	30,274,752	18,308,654	23,446,349	14,886,334

Diluted	30,274,752	18,308,654	23,446,349	15,999,473

TIX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

ASSETS
	2007	2006
Current assets:
Cash	$7,417,000	$1,943,000
Other receivable	345,000	—
Accounts receivable, net	129,000	—
Inventory	3,938,000	—
Prepaid expenses and other current assets	178,000	40,000
Total current assets	12,007,000	1,983,000

Property and equipment:
Office equipment and furniture	1,413,000	222,000
Equipment under capital lease	386,000	386,000
Leasehold improvements	313,000	261,000
	2,112,000	869,000
Less accumulated depreciation and amortization	(664,000)	(370,000)
Total property and equipment, net	1,448,000	499,000

Other assets:
Intangible assets:
Goodwill	27,115,000	—
Intangible assets, net	14,524,000	83,000
Deposits and other assets	74,000	67,000
Total other assets	41,713,000	150,000

	$55,168,000	$2,632,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

	2007	2006
Current liabilities:
Accounts payable and accrued liabilities	$3,027,000	$1,886,000
Current portion of capital lease obligations	45,000	53,000
Deferred revenue	54,000	—
Total current liabilities	3,126,000	1,939,000

Non-current liabilities:
Capital lease obligations, less current portion	108,000	140,000
Deferred rent	188,000	175,000
Total non-current liabilities	296,000	315,000

Stockholders’ equity (deficiency):
Preferred stock, $0.01 par value; 500,000 shares authorized;
none issued	—	—
Common stock, $0.08 par value; 100,000,000 shares authorized;
30,402,325 shares and 18,440,305 shares issued and outstanding
at December 31, 2007 and 2006, respectively	2,432,000	1,475,000
Additional paid-in capital	81,034,000	14,278,000
Accumulated deficit	(31,720,000)	(15,375,000)
Total stockholders’ equity	51,746,000	378,000
	$55,168,000	$2,632,000